UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 13, 2010

EXPEDITE 4, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52866	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 (701) 568-0890
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

 On April 13, 2010, Expedite 4, Inc. (the “Company”) issued a press release to announce that its wholly-owned Chinese subsidiary, Jiangxi Yingtan Huaxin Livestock Limited (“Jiangxi Huaxin”), has entered into an agreement to acquire, for $1.4 million, a total of 615 sows and 5,800 commercial hogs. Under this agreement, Jiangxi Huaxin will pay by installments with a down payment of 51%, or $714,000 within one (1) week of the registration of sale of the hog farm. The remaining 49%, or $686,000 will be paid by December 31, 2010. Jiangxi Huaxin also entered into an agreement to acquire for $100,000 the land use rights to the 25,000 square-meter tract of land located in Zhongtongshidu Village, Yujian County, Jiangxi Province on which the hogs are presently located and certain other assets.  Under this agreement, Jiangxi Huaxin will pay by installments with a down payment of 51%, or $51,000 within one (1) week of the registration of assignment of the land use rights. The remaining 49%, or $49,000 will be paid by December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

 The information furnished under Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless the Company specifically incorporates the foregoing information into those documents by reference.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

99.1 Press Release of Expedite 4, Inc. dated April 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITE 4, INC.

Date: April 13, 2010	By:	/s/ Luping Pan
Luping Pan President, Chief Executive Officer and Director